Exhibit 10.1

EXECUTION VERSION

MEMBER OFFER AGREEMENT

June 2, 2004

DEAR MEMBER:

DIRECTV, Inc. (“DIRECTV”), with the consent of the National Rural Telecommunications Cooperative (“NRTC”), is pleased to offer you (“you” or the “Member”) the options described below (the “Offer”) in this Member Offer Agreement (including the applicable Schedules and Exhibits hereto and incorporated herein, this “Agreement”) with respect to your provision of DIRECTV services and your current DIRECTV subscribers.

As you know, in 1992 or 1993, you or a predecessor in interest entered into an NRTC/Member Agreement for Marketing and Distribution of DBS Services (as amended, including in 1994, the “Existing Member Agreement”) with NRTC, which permitted you to distribute DIRECTV services. In addition, you may have entered, in 2004, into a New NRTC/Member Agreement for Marketing and Distribution of DBS Services (the “New Member Agreement”, and together with the Existing Member Agreement, the “Member Agreements”) in connection with the settlement of the class action lawsuit brought by North Central Communications and Iowa Lake Electric Corporation, on behalf of the plaintiff class certified in the United States District Court for the Central District of California (the “Court”), Case No. CV00-2117, and the lawsuits in the Court between NRTC and DIRECTV, Case Nos. CV99-5666, CV99-8672, CV01-0993 and CV01-8121, as set forth in the Complete Restatement of Amended Term Sheet, dated as of August 5, 2003 (the “Settlement”). You may also know that DIRECTV (as successor to Hughes Communications Galaxy, Inc.) and NRTC are parties to that certain DBS Distribution Agreement, dated as of April 10, 1992 (such agreement, as amended, including, without limitation on February 14, 1994 and pursuant to the Settlement, the “DBS Distribution Agreement”).

As described in the Notice previously sent to you by NRTC, (i) the DBS Distribution has been terminated as of June 1, 2004, (ii) the New Member Agreement has been terminated effective as of June 2, 2004 and (iii) the Existing Member Agreement has been terminated effective as of the earlier of August 31, 2004 or the applicable Closing Date (as defined below in Section 2). This Agreement, when executed by you and received by NRTC, as master servicer to DIRECTV, will either (i) entitle you to certain buyout payments, if you choose any of Option A-1, Option A-2, Option B-1 or Option B-2 below, or (ii) allow you to continue to provide DIRECTV services under substantially the same terms and conditions as contained in the Member Agreements, if you choose any of Option C-1, Option C-2, or Option C-3 below.

IF YOU DO NOT RESPOND TO THIS OFFER PRIOR TO JUNE 30, 2004 IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW, YOU WILL NOT BE ENTITLED TO THE MAXIMUM AMOUNT OF PAYMENTS AVAILABLE PURSUANT TO THIS OFFER. PLEASE READ SECTIONS 1 AND 2 FOR ADDITIONAL INFORMATION.

THIS OFFER SHALL EXPIRE AT 5:00 P.M. (EASTERN) ON AUGUST 31, 2004 (THE “EXPIRATION DATE”). IF NRTC, AS MASTER SERVICER TO DIRECTV, HAS NOT RECEIVED YOUR OPTION SELECTION BY THE EXPIRATION DATE, (1) YOUR RIGHTS UNDER THE EXISTING MEMBER AGREEMENT WILL TERMINATE ON AUGUST 31, 2004 AND YOU WILL NO LONGER BE ENTITLED TO DISTRIBUTE DBS SERVICES) AFTER THAT DATE AND (2) YOU WILL NOT BE ENTITLED TO ANY OF THE PAYMENTS OR DBS DISTRIBUTION RIGHTS SET FORTH IN THIS AGREEMENT.

1. Options Available to the Members.

This Offer contains seven separate Options (Option A-1, Option A-2, Option B-1, Option B-2, Option C-1, Option C-2 and Option C-3). You may only select one (1) of the following Options. Please indicate your selection by checking the appropriate box below.

PLEASE READ THIS ENTIRE AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS ATTACHED HERETO) CAREFULLY BEFORE COMPLETING ANY BOX BELOW.

☐	Option A-1: Buyout Lump-Sum Payment (June 30, 2011).

If the Member selects this Option A-1, DIRECTV agrees to pay to the Member, effective as of the Closing Date, a single lump-sum payment in an amount equal to $1,050.00 per Transferred Subscriber (the “Option A-1 Payment”) payable on the third business day after the Closing Date to the account specified by the Member on its signature page hereto (Page S-2); provided, however, that such payment amount is based on the assumption that the Closing Date occurs on June 30, 2004. In the event that the Closing Date occurs after June 30, 2004, the amount of the Option A-1 Payment shall be adjusted downward pro rata based on the number of weeks elapsed past June 30, 2004 (with a reduction of $2.88 per Transferred Subscriber per week for each week elapsed). In addition, promptly after the Closing, appropriate adjustments shall be made for accounts receivable from Transferred Subscribers to the Member in existence as of the Closing Date and for payments owing from the Member to NRTC, or from NRTC to the Member, as of the Closing Date pursuant to the Member’s Existing Member Agreement. For purposes of clarity, no subscriber transfer payment or other amount shall be owed to the Member after payment of the Option A-1 Payment, except for any payments that may be due the Member under a Retailer Agreement or Servicer Agreement. DIRECTV hereby agrees to make all payments and perform all of its obligations applicable to this Option A-1 accepted by Member, as and when provided for.

In addition, by accepting this Option A-1, the Member hereby (i) acknowledges and agrees that the New Member Agreement has been terminated effective as of June 2, 2004 and that the Existing Member Agreement has been terminated effective as of the Closing Date; (ii) acknowledges and agrees that it shall no longer possess an exclusive territory; and (iii) acknowledges and agrees to the non-competition provisions and the Hart-Scott-Rodino representation set forth in Schedule A-1, which is hereby incorporated by reference.

By selecting this Option A-1, you are agreeing to the Agreed Upon Terms and Conditions in Schedule A-1, which include certain restrictions on the use of subscriber lists and non-competition provisions for the period through June 30, 2013.

☐	Option A-2: Buyout Lump-Sum Payment (December 31, 2009).

If the Member selects this Option A-2, DIRECTV agrees to pay to the Member, effective as of the Closing Date, a single lump-sum payment in an amount equal to $875.00 per Transferred Subscriber payable in a single lump sum on the Closing Date (the “Option A-2 Payment”) payable on the third business day after the Closing Date to the account specified by the Member on its signature page hereto (Page S-2); provided, however, that such payment amount is based on the assumption that the Closing Date occurs on June 30, 2004. In the event that the Closing Date occurs after June 30, 2004, the amount of the Option A-2 Payment shall be adjusted downward pro rata based on the number of weeks elapsed past June 30, 2004 (with a reduction of $2.88 per Transferred Subscriber per week for each week elapsed). In addition, promptly after the Closing, appropriate adjustments shall be made for accounts receivable from Transferred Subscribers to the Member in existence as of the Closing Date and for payments owing from the Member to NRTC, or from NRTC to the Member, as of the Closing Date pursuant to the Member’s Existing Member Agreement. For purposes of clarity, no subscriber transfer payment or other amount shall be owed to the Member after payment of the Option A-2 Payment, except for any payments that may be due the Member under a Retailer Agreement or Servicer Agreement. DIRECTV hereby agrees to make all payments and perform all of its obligations applicable to this Option A-2 accepted by Member, as and when provided for.

In addition, by accepting this Option A-2, the Member hereby (i) acknowledges and agrees that the New Member Agreement has been terminated effective as of June 2, 2004 and the Existing Member Agreement has been terminated effective as of the Closing Date; (ii) acknowledges and agrees that it shall no longer possess an exclusive territory; and (iii) acknowledges and agrees to the non-competition provisions and the Hart-Scott-Rodino representation set forth in Schedule A-2, which is hereby incorporated by reference.

By selecting this Option A-2, you are agreeing to the Agreed Upon Terms and Conditions in Schedule A-2, which include certain restrictions on the use of subscriber lists for the period through December 31, 2011 and a non-competition period through December 31, 2009.

☐	Option B-1: Buyout Monthly Payments through June 30, 2011.

If the Member selects this Option B-1, DIRECTV agrees to pay to the Member, effective as of the Closing Date, $1,400 in the aggregate per Transferred Subscriber (as defined above), payable in monthly payments (each, an “Option B-1 Monthly Payment”) of $16.67 per month per Transferred Subscriber (as adjusted on a straight-line basis for any payment period of less than a month), commencing thirty (30) days following the Closing Date and ending June 30, 2011; provided, however, that such payment amount is based on the assumption that the Closing Date occurs on June 30, 2004. In the event that the Closing Date occurs after June 30, 2004, the aggregate amount that DIRECTV shall pay and the Member shall receive will be reduced based on the number of weeks elapsed past June 30, 2004 (with a reduction of $2.88 per Transferred Subscriber per week for each week elapsed). In addition, promptly after the Closing, appropriate adjustments shall be made for accounts receivable from Transferred Subscribers to the Member in existence as of the Closing Date and for payments owing from the Member to NRTC, or from NRTC to the Member, as of the Closing Date pursuant to the Member’s Existing Member Agreement. Each of the Option B-1 Monthly Payments shall be paid to the account specified by the Member on its signature page hereto (Page S-2). For purposes of clarity, no subscriber transfer payment or other amount shall be owed to the Member after payment of the final Option B-1 Monthly Payment, except for any payments that may be due the Member under a Retailer Agreement or Servicer Agreement (as each is defined below). DIRECTV hereby agrees to make all payments and perform all of its obligations applicable to this Option B-1 accepted by Member, as and when provided for.

In addition, by accepting this Option B-1, the Member hereby (i) acknowledges and agrees that the New Member Agreement has been terminated effective as of June 2, 2004 and the Existing Member Agreement has been terminated effective as of the Closing Date; (ii) acknowledges and agrees that it shall no longer possess an exclusive territory; and (iii) acknowledges and agrees to the non-competition provisions and the Hart-Scott-Rodino representation set forth in Schedule B-1, which is hereby incorporated by reference.

By selecting this Option B-1, you are agreeing to the Agreed Upon Terms and Conditions in Schedule B-1, which include certain restrictions on the use of subscriber lists and non-competition provisions for the period through June 30, 2013.

Election to deduct Servicer Payments (if Servicer Agreement executed). If, in addition to selecting this Option B-1, you have also executed and timely delivered to NRTC, as master servicer, a Servicer Agreement (as described in Section 4 below), you may, in lieu of receiving the Option B-1 Monthly Payments at the account specified on your signature page hereto, deduct the Option B-1 Monthly Payments from the payments you are required to make to NRTC under the Servicer Agreement. Please indicate below whether you intend to deduct the Option B-1 Monthly Payments:

	☐ Member will deduct the Option B-1 Monthly Payments	☐ Member will not deduct the Option B-1 Monthly Payments

☐	Option B-2: Buyout Monthly Payments through December 31, 2009.

If the Member selects this Option B-2, DIRECTV agrees to pay to the Member, effective as of the Closing Date, $1,100 in the aggregate per Transferred Subscriber, payable in monthly payments (each, an “Option B-2 Monthly Payment”) of $16.67 per month per Transferred Subscriber (as adjusted on a straight-line basis for any payment period of less than a month), commencing 30 days following the Closing Date and ending December 31, 2009; provided, however, that such payment amount is based on the assumption that the Closing Date occurs on June 30, 2004. In the event that the Closing Date occurs after June 30, 2004, the aggregate amount that DIRECTV shall pay and the Member shall receive will be reduced based on the number of weeks elapsed past June 30, 2004 (with a reduction of $2.88 per Transferred Subscriber per week for each week elapsed). In addition, promptly after the Closing, appropriate adjustments shall be made for accounts receivable from Transferred Subscribers to the Member in existence as of the Closing Date and for payments owing from the Member to NRTC, or from NRTC to the Member, as of the Closing Date pursuant to the Member’s Existing Member Agreement. Each of the Option B-1 Monthly Payments shall be paid to the account specified by the Member on its signature page hereto (Page S-2). For purposes of clarity, no subscriber transfer payment or other amount shall be owed to the Member after payment of the final Option B-2 Monthly Payment, except for any payments that may be due the Member under a Retailer Agreement or Servicer Agreement (as each is defined below). DIRECTV hereby agrees to make all payments and perform all of its obligations applicable to this Option B-2 accepted by Member, as and when provided for.

In addition, by accepting this Option B-2, the Member hereby (i) acknowledges that the New Member Agreement has been terminated effective as of June 2, 2004 and the Existing Member Agreement has been terminated as of the Closing Date; (ii) acknowledges that it shall no longer possess an exclusive territory; and (iii) acknowledges and agrees to the non-competition provisions and the Hart-Scott-Rodino representation set forth in Schedule B-2, which is hereby incorporated by reference.

By selecting this Option B-2, you are agreeing to the Agreed Upon Terms and Conditions in Schedule B-2, which include certain restrictions on the use of subscriber lists for the period through December 31, 2011 and a non-competition period through December 31, 2009.

Election to deduct Servicer Payments (if Servicer Agreement executed). If, in addition to selecting this Option B-2, you have also executed and timely delivered to NRTC, as master servicer, a Servicer Agreement (as described in Section 4 below), you may, in lieu of receiving the Option B-2 Monthly Payments at the account specified on your signature page hereto, deduct the Option B-2 Monthly Payments from the payments you are required to make to NRTC under the Servicer Agreement. Please indicate below whether you intend to deduct the Option B-2 Monthly Payments:

	☐ Member will deduct the Option B-2 Monthly Payments	☐ Member will not deduct the Option B-2 Monthly Payments

Option C: Status Quo (through the Service Term selected below)

☐	Option C-1:	☐	Option C-2:	☐	Option C-3:
	• Service Term through June 30, 2011		• Service Term through December 30, 2009		• Service Term through Termination Date as defined in the Settlement (projected to be June 30, 2008)

By selecting Option C-1, Option C-2 or Option C-3, as the case may be, the Member hereby (i) acknowledges and agrees that its New Member Agreement has been terminated and that the Existing Member Agreement shall be terminated as of the Closing Date, (ii) acknowledges and agrees, effective as of the Closing Date and until the end of the applicable Service Term selected by you above, to the provisions set forth in Schedule C (Part I), which is hereby incorporated by reference and pursuant to which the Member will through this Agreement with DIRECTV continue to enjoy any and all rights with respect to sales of DIRECTV programming that the Member has currently under its Member Agreements prior to the termination thereof and (iii) acknowledges and agrees, effective as of the Closing Date and until the end of the applicable Service Term selected by you above, to the provisions set forth in Schedule C (Part II), which is hereby incorporated by reference and pursuant to which DIRECTV agrees that the Member will continue to enjoy any and all rights with respect to sales of DIRECTV programming that the Member has currently under the Second Revised Seamless Consumer Agreement between DIRECTV and NRTC and the Member Agreements.

Member acknowledges that promptly after the Closing appropriate adjustments shall be made for accounts receivable or other amounts due to or from NRTC and the Member as of the Closing Date. DIRECTV hereby agrees to make all payments and perform all of its obligations applicable to this Option C-1, Option C-2 or Option C-3, as the case may be, accepted by Member, as and when provided for.

In addition, the Member hereby acknowledges that DIRECTV has entered into a Master Servicer Agreement with NRTC pursuant to which NRTC shall act as DIRECTV’s master servicer to provide certain servicing activities pursuant to the Master Servicer Agreement. By selecting Option C-1, Option C-2 or Option C-3, as the case may be, the Member agrees to continue to pay the DBS distribution services costs associated with its ongoing rights, as well as a mark-up applied to such costs as set forth in Schedule C (Part I), with annual increases by DIRECTV of such mark-up amount solely in accordance with an adjustment based on the Consumer Price Index in non-urban regions (the “CPI”)). All such payments shall be forwarded by the Member to NRTC, as master servicer, for payment to DIRECTV pursuant to the Master Servicer Agreement. Member agrees that NRTC, as master servicer may directly collect all payments and enforce performance by the Member under the Agreed Upon Terms and Conditions and the Additional Agreed Upon Terms and Conditions.

By selecting Option C-1, Option C-2 or Option C-3, as the case may be, you are agreeing to each of the Agreed Upon Terms and Conditions in Schedule C (Part I) and the Additional Agreed Upon Terms and Conditions re: Seamless Consumer Program in Schedule C (Part II).

Please note that the following definitions apply to each of the options described above:

(a) “Transferred Subscriber” means any Subscriber account of the Member as of the Closing Date (i) with a level of service at least equivalent to Core Programming, which account is not more than forty-five (45) days past due, and which, with respect to a Subscriber acquired within three months prior to the Closing Date, continues as a DIRECTV Subscriber account in good standing with Core Programming or a higher level of service for no less than ninety (90) days after the Closing Date or (ii) which, as of June 2, 2004, has been in a “suspend” status for not more than 180 days and has an account balance that is not $0; Transferred Subscribers will also include any Subscribers in the territory covered by your Existing Member Agreement that are activated by DIRECTV on or after the date hereof and prior to the Closing Date, if they otherwise satisfy the foregoing definition. Notwithstanding the foregoing, the number of “suspend” status Subscribers that are counted as Transferred Subscribers shall be capped at the actual number thereof as of June 2, 2004.

(b) “Core Programming” means any of the Total Choice Packages or Select Choice, Economy Choice, DIRECTV Limited, NFL Sunday Ticket or premium services distributed under the Second Revised Consumer Seamless Agreement, or their equivalents; and

(c) “Subscriber” means a paying subscriber of any DIRECTV service in an active status with active services.

2.	Closing Date. The closing of the transactions described in this Agreement (the “Closing”) shall become effective as of the closing date (the “Closing Date”) as follows:

(a)	if this Agreement is executed by you and received by NRTC, as master servicer to DIRECTV, at the address set forth in Section 7 below, by 5:00 p.m. (Eastern) on June 30, 2004, the Closing Date shall be June 30, 2004;

(b)	if this Agreement is executed by you and received by NRTC, as master servicer to DIRECTV, at the address set forth in Section 7 below, after 5:00 p.m. (Eastern) on June 30, 2004 but prior to 5:00 p.m. (Eastern) on July 14, 2004, the Closing Date shall be July 14, 2004;

(c)	if this Agreement is executed by you and received by NRTC, as master servicer to DIRECTV, at the address set forth in Section 7 below, after 5:00 p.m. (Eastern) on July 14, 2004 but prior to 5:00 p.m. (Eastern) on August 13, 2004, the Closing Date shall be August 14, 2004.

(d)	if this Agreement is executed by you and received by NRTC, as master servicer to DIRECTV, at the address set forth in Section 7 below, after 5:00 p.m. (Eastern) on August 13, 2004 but prior to 5:00 p.m. (Eastern) on the Expiration Date, the Closing Date shall be August 31, 2004.

IF YOU HAVE SELECTED OPTIONS A-1, A-2, B-1 OR B-2 AND THE CLOSING DATE IS AFTER JUNE 30, 2004, THE APPLICABLE PAYMENT AMOUNT(S) WILL BE ADJUSTED DOWNWARD, AS APPROPRIATE, AS DESCRIBED IN SECTION 1 ABOVE.

3.	Retailer Agreement. If you have selected Option A-1, Option A-2, Option B-1 or Option B-2 above, DIRECTV hereby offers you the opportunity to enter into an independent retailer agreement with DIRECTV, on a non-exclusive basis, on terms and conditions substantially similar to those offered to DIRECTV independent “two-step” retailers, including certain beneficial terms that have been negotiated by DIRECTV and NRTC (the “Retailer Agreement”). A copy of the Retailer Agreement is included in the materials enclosed together with this Agreement. The Retailer Agreement, if executed and timely delivered by you, will become effective as of the Closing Date. If you execute a Retailer Agreement, please ensure that you also complete (i) Exhibit A attached thereto by providing your trade name and retailer location(s) and (ii) Internal Revenue Service Form W-9 enclosed therewith. Please indicate whether you intend to enter into the Retailer Agreement.

☐	Yes: The Member intends to enter into the Retailer Agreement. A copy of the Retailer Agreement executed by the Member is enclosed herewith.

☐	No: The Member does not intend to enter into the Retailer Agreement.

IF YOU SELECT “YES”, THE RETAILER AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL YOU TIMELY DELIVER TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, TWO (2) EXECUTED COPIES OF THE RETAILER AGREEMENT ENCLOSED HEREWITH. NRTC WILL RETURN TO YOU A COPY EXECUTED BY DIRECTV FOR YOUR RECORDS.

IF YOU SELECT “NO” OR DO NOT ANSWER THIS SECTION 3 AND NEVERTHELESS EXECUTE AND TIMELY DELIVER A RETAILER AGREEMENT TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, YOUR ANSWER TO THIS SECTION 3 WILL BE DISREGARDED AND YOU WILL BE BOUND BY THE TERMS OF THE RETAILER AGREEMENT.

4.	Servicer Agreement. If you have executed and timely delivered a Retailer Agreement to NRTC, as master servicer to DIRECTV, DIRECTV hereby offers you the opportunity to provide customer service, bill finishing and collection services solely to your Transferred Subscribers and subsequently acquired Subscribers under your Retailer Agreement pursuant to an independent servicer agreement (the “Servicer Agreement”) with DIRECTV. A copy of the Servicer Agreement is included in the materials enclosed together with this Agreement. The Servicer Agreement, if executed and timely delivered by you (and if you have executed and timely delivered a Retailer Agreement), will become effective as of the Closing Date. Please indicate whether you intend to enter into the Servicer Agreement.

☐	Yes: The Member intends to enter into the Servicer Agreement. A copy of the Servicer Agreement executed by the Member is enclosed herewith.

☐	No: The Member does not intend to enter into the Servicer Agreement.

THE SERVICER AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL YOU TIMELY DELIVER TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, TWO (2) EXECUTED COPIES OF EACH OF THE RETAILER AGREEMENT AND THE SERVICER AGREEMENT ENCLOSED HEREWITH. NRTC WILL RETURN TO YOU A COPY OF EACH AGREEMENT EXECUTED BY DIRECTV FOR YOUR RECORDS.

IF YOU SELECT “NO” OR DO NOT ANSWER THIS SECTION 4 AND NEVERTHELESS EXECUTE AND TIMELY DELIVER TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, A SERVICER AGREEMENT AND HAVE EXECUTED AND TIMELY DELIVERED A RETAILER AGREEMENT AS SET FORTH ABOVE, YOUR ANSWER TO THIS SECTION 4 WILL BE DISREGARDED AND YOU WILL BE BOUND BY THE TERMS OF THE SERVICER AGREEMENT.

THE SERVICER AGREEMENT MUST BE EXECUTED BY YOU AND TIMELY RECEIVED BY NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, BY THE CLOSING DATE TO BE EFFECTIVE. NOTWITHSTANDING YOUR RESPONSE TO THIS SECTION 4, ANY SERVICER AGREEMENT EXECUTED AND TIMELY DELIVERED TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, BY YOU WILL BE DISREGARDED IF YOU HAVE NOT EXECUTED AND TIMELY DELIVERED TO NRTC, AS MASTER SERVICER TO DIRECTV, AT THE ADDRESS SET FORTH IN SECTION 7 BELOW, A RETAILER AGREEMENT BY SUCH DATE.

5.	Representations, Warranties and Covenants.

(a)	Authority. DIRECTV and Member each represent and warrant to the other that it has all requisite power and authority (i) to execute, deliver and perform this Agreement (including the relevant Schedules and Exhibits attached to this Agreement and incorporated herein) and all agreements (including, without limitation, the Retailer Agreement and the Servicer Agreement), documents and instruments executed and delivered by each in connection with this Agreement; (ii) to own, lease or operate its property and assets; and (iii) to carry on its business as presently conducted.

(b)	Litigation. DIRECTV and Member each represent and warrant to the other that, to the best of its knowledge, there is no outstanding or threatened judgment, threatened or pending litigation or proceeding, involving or affecting the transactions provided for in, or contemplated by, this Agreement, except as has been previously disclosed in writing by either party to the other.

(c)	Laws. DIRECTV and Member each shall comply with all FCC and other governmental (whether international, federal, state, municipal or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders of any such governmental agency, body or court applicable to it regarding the provision of DBS Services.

(d)	All Necessary Parties. Member hereby represents and warrants to DIRECTV that the entity (or entities) who are signatories hereto are the only parties necessary to execute this Agreement for and on behalf of Member and thereby create a valid and binding agreement enforceable against Member in accordance with its terms.

6.	Closing Mechanics. Promptly after the Closing Date, DIRECTV or NRTC, as master servicer, will send to you a closing certificate confirming (a) your actual Closing Date, (b) if you have selected Option A-1, Option A-2, Option B-1 or Option B-2 above, the calculation of Transferred Subscribers and the amount of, as applicable, the Option A-1 Payment, Option A-2 Payment, Option B-1 Payment or Option B-2 Payment and (c) if you have executed the Servicer Agreement and/or the Retailer Agreement, a copy thereof executed by DIRECTV.

7.	Delivery. None of this Agreement, the Retailer Agreement nor the Servicer Agreement shall be considered to have been delivered by you until NRTC, as master servicer to DIRECTV, has actually received an original executed copy of each respective agreement at the following delivery address:

National Rural Telecommunications Cooperative

2121 Cooperative Way

Herndon, VA 20171

Telephone: (703) 787-0874

Facsimile: (703) 787-9301

Attention: General Counsel

Delivery by facsimile will be considered to have been made upon transmission if the recipient has acknowledged receipt thereof and actually receives an original executed copy within three (3) business days thereafter. We recommend that you use a nationally-recognized overnight courier service (e.g., FedEx or DHL) to deliver each of the agreements. In addition, if you have selected Option A-1, Option A-2, Option B-1 or Option B-2 above, please ensure that you complete the payment instructions contained on your signature page (Page S-2) hereto. Member agrees that DIRECTV shall have the sole discretion to determine whether or not this Agreement has been properly executed by Member and timely delivered to NRTC. Member also agrees that DIRECTV may in its sole discretion waive any right DIRECTV has to reject Member’s acceptance of this offer (and may therefore consider this offer properly accepted) even if this Agreement has not been properly executed or timely delivered to NRTC.

8.	Notices. All other notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by guaranteed overnight delivery service (such as FedEx or DHL) or by facsimile, or (other than for the delivery of executed agreements hereunder) upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows:

DIRECTV:	DIRECTV, Inc. 2230 East Imperial Highway Building R8, Mail Station N340 El Segundo, California 90245 Telephone: (310) 964-5000 Facsimile: (310) 964-4884 Attention: Legal Department

NRTC:	National Rural Telecommunications Cooperative 2121 Cooperative Way, Suite 500 Herndon, VA 20171 Telephone: (703) 787-0874 Facsimile: (703) 787-9301 Attention: General Counsel

MEMBER:	At the address set forth on the signature page hereto.

Each party hereto may change its addresses or payment instructions by giving the other party notice thereof in conformity with this Section 8.

9.	General Release.

(a)	The Member, on behalf of itself and its predecessors, successors, assigns, subsidiaries, divisions, affiliates, directors, officers and any person or entity claiming by, through, under it or on its behalf, or which is acting in concert with it (collectively, the “Member Releasees”), hereby releases and forever discharges (the “General Release”), as of the Closing Date, each of (i) DIRECTV and its subsidiaries and affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of DIRECTV and its affiliates and DIRECTV’s direct or indirect owners and (ii) NRTC and its subsidiaries and affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of NRTC and its affiliates and NRTC’s members (collectively, the “Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed, in each case, including, but not limited to, any allegation, claim or violation, arising under any local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Released Parties; or any claim for breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as “Claims”), against DIRECTV, NRTC and/or any of the Released Parties which the Member Releasees may have against the Released Parties including, without limitation, any Claims relating to, arising out of or based on the Member Agreements, the termination thereof in connection with the Offer, any dealings between NRTC and the Member Releasees, NRTC’s method of calculation and allocation of patronage and non-patronage sourced income (including any such patronage or non-patronage sourced income allegedly arising out of the transactions by which NRTC and DIRECTV terminated the DBS Distribution Agreement, the New DBS Distribution Agreement and the Member Agreements), NRTC’s calculations and distributions of net savings or patronage to its patrons, NRTC’s use (including in connection with ventures other than the DBS business) of its patronage capital, the amount, including margin, charged by NRTC to its members or affiliates thereunder, NRTC’s use or distribution to such member or affiliate of any launch or marketing support fees or advertising revenues collected by NRTC and/or any Claim that NRTC must distribute or pay any patronage as a consequence of the termination of the DBS Distribution Agreement or the Member Agreements. The Member Releasees do not, however, release (i) any right to be paid or to receive distributions (in the ordinary course of NRTC’s business and not relating to the termination of the DBS Distribution Agreement, the New DBS Distribution Agreement or the Member Agreements) with respect to any patronage income or capital (a) as reflected on NRTC’s books and records or (b) that has accrued, but has not yet been declared or distributed, in each case immediately prior to the termination date of the DBS Distribution Agreement; and (ii) any rights that arise out of this Agreement.

(b)	The Member hereby acknowledges that (i) any payments or benefits paid or granted to it pursuant to the Offer, and NRTC’s consent to the transactions set forth herein, represent, in part, consideration for making this General Release and (ii) it will not receive any payments or benefits pursuant to the terms of the Offer unless its makes this General Release.

(c)	The Member hereby represents that is has not made any assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 9(a) above.

(d)	In making this General Release, the Member acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. The Member expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. The Member acknowledges and agrees that this waiver is an essential and material term of this General Release. The Member further agrees that in the event it should bring a Claim seeking damages against any of the Released Parties, this General Release shall serve as a complete defense to such Claims. The Member further agrees that it is not aware of any pending charge or complaint of the type described in Section 9(a) as of the execution of this General Release.

(e)	The Member represents that it is not aware of any claim by it other than the Claims that are released by this General Release. The Member acknowledges that it may hereafter discover Claims or facts in addition to or different than those which it now knows or believes to exist with respect to the subject matter of this General Release and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and its decision to enter into it. Nevertheless, the Member hereby waives any right, Claim or cause of action that might arise as a result of such different or additional Claims or facts and hereby expressly waives any and all rights and benefits confirmed upon it by the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE GENERAL RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Being aware of such provisions of law, the Member agrees to expressly waive and relinquish any and all rights and benefits it may have thereunder, as well as under any similar law or common law principle of similar effect of any state or territory of the United States with respect to the Claims released hereby.

(f)	The Member agrees that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by DIRECTV, NRTC, any Released Party or the Member of any improper or unlawful conduct.

(g)	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h)	The Member agrees that NRTC and the other NRTC Released Parties are intended third-party beneficiaries of the General Release and are entitled to enforce any rights that they have under the General Release including, without limitation, to raise the General Release as a complete defense in any action involving any of the Claims subject to the General Release.

10.	Post-Closing Adjustments. If you have selected Option A-1, A-2, B-1 or B-2 above, you are obligated to refund to DIRECTV all amounts received by you in respect of Subscribers that no longer meet the Transferred Subscriber requirements ninety (90) days after the Closing Date.

11.	Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and shall inure to the benefit of NRTC, its successors and assigns. Nothing contained in this Agreement shall be deemed to confer upon anyone other than the parties hereto (and their permitted successors and assigns), and NRTC, as set forth below, any legal right or equitable right, remedy or claim under or by reason of this Agreement.

12.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all counterparts together shall constitute but one and the same documents.

13.	Governing Law. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of California.

14.	Entire Agreement; Amendment. This Agreement (including the applicable Schedules and Exhibits attached hereto and incorporated by reference herein) constitutes the entire agreement among the parties and supersedes all previous understandings, commitments and representations concerning the subject matter. This Agreement may not be amended or modified in any way, except (i) as provided in the Agreement or (ii) by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced. No amendment or modification of the provisions of Section 9 may be made except with NRTC’s express written consent.

15.	Severability. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law. Wherever there is any conflict between any provision of this Agreement and any law, the law shall prevail and this Agreement shall be limited only to the extent necessary to permit compliance with the minimum legal requirements. No other provisions of this Agreement shall be affected and all other provisions shall continue in full force and effect.

16.	Third-Party Beneficiary. The provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any person except the parties hereto any rights to enforce, benefit from or have any other rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, cause of action, claim of action or other right in excess of those existing without reference to this Agreement. Notwithstanding anything in the foregoing to the contrary, it is expressly agreed and understood that (i) solely for the purposes of receiving and enforcing the General Release, NRTC and any other person or entity described generally in Section 9(a)(ii) above) is an intended third party beneficiary of this Agreement and (ii) solely with respect to Schedule C (Part I), Schedule C (Part II) and any adjustment of accounts receivable as described in Section 1 above, NRTC is an intended third party beneficiary of such provisions of this Agreement. Except as provided in the preceding sentence, no other persons or parties are intended as beneficiaries of this Agreement and none shall have rights to enforce or benefit from the provisions of this Agreement. DIRECTV and Member acknowledge and agree that (a) NRTC is not a party to this Agreement and is not bound by or liable to DIRECTV or Member under the provisions of this Agreement and (b) that Member is not a third-party beneficiary under the Master Servicer Agreement or the Master Retailer Agreement, in each case, between DIRECTV and NRTC.

17.	NRTC Consent to Offer. NRTC consents to this Offer to the Member by DIRECTV, and to the Member’s right to enter into this Agreement with DIRECTV, notwithstanding NRTC’s rights under and with respect to the Member Agreements prior to their termination. NRTC executes this Offer and the Agreement for the purpose, inter alia, of obtaining the General Release set forth above and the Member’s promise to pay amounts that may be due to NRTC under the Member Agreements or otherwise and to pay NRTC amounts owing to it as master servicer under the Master Servicer Agreement.

IN WITNESS HEREOF, DIRECTV hereby makes you the Offer described above on the terms and conditions set forth in this Agreement (including all applicable Schedules and Exhibits hereto) and agrees to be bound by the terms of this Agreement (including all applicable Schedules and Exhibits hereto) effective upon the execution and timely delivery by you of this Agreement in accordance with the provisions hereof.

OFFERED AND AGREED:

DIRECTV, INC.

By:	/s/ Michael W. Palkovic
Michael W. Palkovic Executive Vice President and Chief Financial Officer

IN WITNESS HEREOF, the undersigned Member hereby acknowledges that it has accepted the Offer, has selected the Option indicated above and agrees to be bound by the terms of this Agreement on the terms and conditions set forth in this Agreement (including all applicable Schedules and Exhibits hereto).

ACCEPTED AND AGREED:

Name of Member (currently party to Existing Member Agreement):

DBS Number(s):

Address (for notices):

Fax:
Phone:
e-mail:

Date:		Signed By:
Name: Title:

Payment Instructions. Members selecting any of Option A-1, Option A-2, Option B-1 or Option B-2 should complete the following payment instructions. Payments will be made to the bank account of the Member specified below by wire transfer (i) in the case of Members selecting Option A-1 or Option A-2, on the third business day following the Closing Date or (ii) in the case of Members selecting Option B-1 or Option B-2, commencing thirty (30) days after the Closing Date (unless such Member has selected to deduct the applicable monthly payments from any servicer payments owed under the Servicer Agreement as provided in Section 4 of this Agreement).

Member:

Bank:

ABA #:

Acct #:

Account Name:

Account Representative Contact Name:

Account Representative Contact Phone:

CONSENTED TO:

NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE

By:	/s/ B.R. Phillips III
B.R. Phillips III President and Chief Executive Officer

SCHEDULE A-1 TO MEMBER OFFER AGREEMENT

Agreed Upon Terms and Conditions Applicable to Members Selecting Option A-1

The provisions of this Schedule A-1 are applicable in the event that the Member has selected Option A-1 in the Agreement to which this Schedule A-1 is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects Option A-1, these provisions will become effective upon the close of business on the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by you to NRTC, as master servicer to DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

1.	Assignment. The Member hereby assigns to DIRECTV all its present and future right, title and interest in, under and with respect to all of its tangible and intangible rights and interests under the Existing Member Agreement and, as applicable, the New Member Agreement (including, without limitation, ownership and propriety interests in all subscribers to DIRECTV services and all lists of such subscribers).

2.	Non-Competition. The Member hereby agrees that, until June 30, 2013, it shall not (a) share or sell its list of former and/or current DBS subscribers (or any portion thereof) to a multi-channel video provider other than DIRECTV, (b) market or solicit sales for direct-to-home satellite multi-channel video services or the related receiving equipment (other than (i) DIRECTV services, (ii) WildBlue Services (as defined below) and associated equipment and (iii) C-Band services and related equipment), or (c) share or sell its subscriber list related to non-DBS businesses to any multi-channel video distributor, unless all former and current DBS subscribers are excised from such list (i.e., no then-current or former (within the prior two-year period) DBS subscriber shall be included in a list sold to a multi-channel video distributor, even if such customer is or was a customer to a non-DBS business as well). It is expressly agreed and understood that the marketing or sale of WildBlue broadband internet services (“WildBlue Services”) shall not be, by itself, considered a violation of the non-competition provisions in this Schedule A-1.

3.	Hart-Scott-Rodino Act Representation. The Member hereby acknowledges that if the value of Option A-1 selected by the Member exceeds certain dollar thresholds, then Member and DIRECTV could have notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). For member’s convenience, Exhibit I attached hereto provides a summary of the Federal Trade Commission’s guide for determining whether reporting is required under the HSR Act, including the minimum transaction value threshold of $50 million. The Member represents that, unless it has informed DIRECTV in writing to the contrary, the Member is not in a direct or indirect control relationship with any other Member, the effect of which could be to require the Member and DIRECTV to file HSR Act notifications as described in Exhibit I.

A-1

SCHEDULE A-2 TO MEMBER OFFER AGREEMENT

Agreed Upon Terms and Conditions Applicable to Members Selecting Option A-2

The provisions of this Schedule A-2 are applicable in the event that the Member has selected Option A-2 in the Agreement to which this Schedule A-2 is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects Option A-2, these provisions will become effective upon the close of business on the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by you to NRTC, as master servicer to DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

1.	Assignment. The Member hereby assigns to DIRECTV all its present and future right, title and interest in, under and with respect to all of its tangible and intangible rights and interests under the Existing Member Agreement and, as applicable, the New Member Agreement (including, without limitation, ownership and propriety interests in all subscribers to DIRECTV services and all lists of such subscribers).

2.	Non-Competition. The Member hereby agrees that, (i) until December 31, 2011, it shall not (a) share or sell its list of former and/or current DBS subscribers (or any portion thereof) to a multi-channel video provider other than DIRECTV or (b) share or sell its customer list related to non-DBS businesses to any multi-channel video distributor, unless all former and current DBS subscribers are excised from such list (i.e., no then-current or former (within the prior two-year period) DBS subscriber shall be included in a list sold to a multi-channel video distributor, even if such customer is or was a customer to a non-DBS business as well), and (ii) until December 31, 2009, market or solicit sales for direct-to-home satellite multi-channel video services or the related receiving equipment (other than (x) DIRECTV services, (y) WildBlue Services (as provided below) and associated equipment and (z) C-Band services and related equipment). It is expressly agreed and understood that the marketing or sale of WildBlue broadband internet services (“WildBlue Services”) shall not, by itself, be considered a violation of the non-competition provisions in this Schedule A-2.

3.	Hart-Scott-Rodino Act Representation. The Member hereby acknowledges that if the value of Option A-2 selected by the Member exceeds certain dollar thresholds, then Member and DIRECTV could have notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). For member’s convenience, Exhibit I attached hereto provides a summary of the Federal Trade Commission’s guide for determining whether reporting is required under the HSR Act, including the minimum transaction value threshold of $50 million. The Member represents that, unless it has informed DIRECTV in writing to the contrary, the Member is not in a direct or indirect control relationship with any other Member, the effect of which could be to require the Member and DIRECTV to file HSR Act notifications as described in Exhibit I.

A-2

SCHEDULE B-1 TO MEMBER OFFER AGREEMENT

Agreed Upon Terms and Conditions Applicable to Members Selecting Option B-1

The provisions of this Schedule B-1 are applicable in the event that the Member has selected Option B-1 in the Agreement to which this Schedule B-1 is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects Option B-1, these provisions will become effective upon the close of business on the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by you to NRTC, as master servicer to DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

1.	Assignment. The Member hereby assigns to DIRECTV all its present and future right, title and interest in, under and with respect to all of its tangible and intangible rights and interests under the Existing Member Agreement and, as applicable, the New Member Agreement (including, without limitation, ownership and propriety interests in all subscribers to DIRECTV services and all lists of such subscribers).

2.	Non-Competition. The Member hereby agrees that, until June 30, 2013, it shall not (a) share or sell its list of former and/or current DBS subscribers (or any portion thereof) to a multi-channel video provider other than DIRECTV, (b) market or solicit sales for direct-to-home satellite multi-channel video services or the related receiving equipment (other than (i) DIRECTV services, (ii) WildBlue Services (as defined below) and associated equipment and (iii) C-Band services and related equipment), or (c) share or sell its subscriber list related to non-DBS businesses to any multi-channel video distributor, unless all former and current DBS subscribers are excised from such list (i.e., no then-current or former (within the prior two-year period) DBS subscriber shall be included in a list sold to a multi-channel video distributor, even if such customer is or was a customer to a non-DBS business as well). It is expressly agreed and understood that the marketing or sale of WildBlue broadband internet services (“WildBlue Services”) shall not be, by itself, considered a violation of the non-competition provisions in this Schedule B-1.

3.	Hart-Scott-Rodino Act Representation. The Member hereby acknowledges that if the value of Option B-1 selected by the Member exceeds certain dollar thresholds, then Member and DIRECTV could have notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). For member’s convenience, Exhibit I attached hereto provides a summary of the Federal Trade Commission’s guide for determining whether reporting is required under the HSR Act, including the minimum transaction value threshold of $50 million. The Member represents that, unless it has informed DIRECTV in writing to the contrary, the Member is not in a direct or indirect control relationship with any other Member, the effect of which could be to require the Member and DIRECTV to file HSR Act notifications as described in Exhibit I.

B-1

SCHEDULE B-2 TO MEMBER OFFER AGREEMENT

Agreed Upon Terms and Conditions Applicable to Members Selecting Option B-2

The provisions of this Schedule B-2 are applicable in the event that the Member has selected Option B-2 in the Agreement to which this Schedule B-2 is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects Option B-2, these provisions will become effective upon the close of business on the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by you to NRTC, as master servicer to DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

1.	Assignment. The Member hereby assigns to DIRECTV all its present and future right, title and interest in, under and with respect to all of its tangible and intangible rights and interests under the Existing Member Agreement and, as applicable, the New Member Agreement (including, without limitation, ownership and propriety interests in all subscribers to DIRECTV services and all lists of such subscribers).

2.	Non-Competition. The Member hereby agrees that, (i) until December 31, 2011, it shall not (a) share or sell its list of former and/or current DBS subscribers (or any portion thereof) to a multi-channel video provider other than DIRECTV or (b) share or sell its customer list related to non-DBS businesses to any multi-channel video distributor, unless all former and current DBS subscribers are excised from such list (i.e., no then-current or former (within the prior two-year period) DBS subscriber shall be included in a list sold to a multi-channel video distributor, even if such customer is or was a customer to a non-DBS business as well), and (ii) until December 31, 2009, market or solicit sales for direct-to-home satellite multi-channel video services or the related receiving equipment (other than (x) DIRECTV services, (y) WildBlue Services (as provided below) and associated equipment and (z) C-Band services and related equipment). It is expressly agreed and understood that the marketing or sale of WildBlue broadband internet services (“WildBlue Services”) shall not, by itself, be considered a violation of the non-competition provisions in this Schedule B-2.

3.	Hart-Scott-Rodino Act Representation. The Member hereby acknowledges that if the value of Option B-2 selected by the Member exceeds certain dollar thresholds, then Member and DIRECTV could have notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). For member’s convenience, Exhibit I attached hereto provides a summary of the Federal Trade Commission’s guide for determining whether reporting is required under the HSR Act, including the minimum transaction value threshold of $50 million. The Member represents that, unless it has informed DIRECTV in writing to the contrary, the Member is not in a direct or indirect control relationship with any other Member, the effect of which could be to require the Member and DIRECTV to file HSR Act notifications as described in Exhibit I.

B-2

EXHIBIT I TO MEMBER OFFER AGREEMENT

Applicable to Members Selecting Option A-1, Option A-2, Option B-1 or Option B-2

DETERMINING HART-SCOTT-RODINO REPORTABILITY1

As a general matter, the Act and the Rules require both acquiring and acquired persons to file notifications under the Program if all of the following conditions are met:

a.	One person has sales or assets of at least $100 million;

b.	The other person has sales or assets of at least $10 million; and

c.	As a result of the transaction, the acquiring person will hold an aggregate amount of stock and assets of the acquired person valued at more than $50 million; or

d.	As a result of the transaction, the acquiring person will hold an aggregate amount of stock and assets of the acquired person valued at more than $200 million, regardless of the sales or assets of the acquiring and acquired persons.[1]

A.	Acquiring and Acquired Persons/Acquired Entity

The first step in determining reportability is to identify who the “acquiring person” and “acquired person” are. “Person” is defined in Rules 801.1 (a)(l) and is the “ultimate parent entity” or “UPE” of the buyer or seller. That is, it is the entity that ultimately controls the buyer or seller.2 The “acquired entity” is the specific entity whose assets or voting securities are being acquired. The acquired entity may also be its own UPE or it may be an entity within the acquired person.

Thus, in an asset acquisition, the acquiring person is the UPE of the buyer, and the acquired person is the UPE of the seller. The acquired entity is the entity whose assets are being acquired.

B.	Size-of-Person Test

Once you have determined who the acquiring and acquired persons are, you must determine whether the size of each person meets the Act’s minimum size criteria. This “size of person” test generally measures a company based on the person’s last regularly prepared annual statement of income and expenses and its last regularly prepared balance sheet.3 The size of a person includes not only the entity that is making the acquisition or whose assets or securities are being acquired, but also the UPE and any other entities the UPE controls.4

[1]	Excerpts from the Federal Trade Commission's "Introductory Guide II to the Premerger Notification Program - To File Or Not To File - When You Must File a Premerger Notification Report Form." The full document and additional information is available at http://www.ftc.gov/bc/hsr/introguides/introguides.htm.
[1]	See § 7A (a)(3) of the Act.
[2]	See "control" under 801.1 (b).
[3]	See Rule 801.11.

C.	Size-of-Transaction Test

The next step is to determine what voting securities, assets, or combination of voting securities and assets are being transferred in the proposed transaction. Then you must determine the value of the voting securities and/or assets as well as the percentage of voting securities that will be “held as a result of the transaction.” Calculating what will be held as a result of the transaction (referred to as the “size of the transaction”) is complicated and requires the application of several rules, including Rules 801.10, 801.12, 801.13, 801.14 and 801.15. Assets held as a result of the transaction include those that will be transferred in the proposed transaction as well as certain assets of the acquired person that the acquiring person has purchased within the time limits outlined in Rule 801.13.

Once it has been determined that a particular transaction is reportable, each party must submit its notification to the FTC and the DOJ. In addition, each acquiring person must pay a filing fee to the FTC for each transaction that it reports.

[4]	See Rule 801.1(a)(l).

I-2

SCHEDULE C (PART I) TO MEMBER OFFER AGREEMENT

Agreed Upon Terms and Conditions re: Member Contract Applicable

to Members Selecting Option C-1, Option C-2 or Option C-3

The Terms and Conditions set forth in this Schedule C (Part I) are applicable in the event that the Member has selected Option C-1, Option C-2 or Option C-3 in the Member Offer Agreement (“Agreement”) to which this Schedule C (Part I) is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects any of Option C-1, Option C-2 or Option C-3, these provisions will become effective upon the close of business on the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by the Member to NRTC, as master servicer for DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

Section 1. DBS Services and Other Rights.

(a) Programming Rights. The DBS Services to be provided by DIRECTV to Member for distribution to Committed Member Residences and/or to Commercial Establishments (as both are defined under and subject to this Schedule C (Part I)) shall consist of twenty-two (22) cable programming services (“Cable Programming”); all other video, audio, data packages, “a la carte” programming services and other services which are transmitted by DIRECTV over the HCG Frequencies to Committed Member Residences and/or to Commercial Establishments to the extent DIRECTV has obtained such rights (“DIRECTV Programming”); the satellite transponder capacity; telemetry, tracking and control (“TT&C”) services to monitor the status of the satellite and facilities necessary to uplink, transmit and process the signals to deliver the Cable Programming; access control services to control subscriber access to programming, including report-back information related to purchase data; security services designed to prevent and/or respond to and remedy security breaches; and support services (which may be provided directly by DIRECTV through NRTC as master servicer). Cable Programming and DIRECTV Programming are referred to in these Terms and Conditions collectively as “Programming”. As used herein, “HCG Frequencies” means the twenty-seven FCC channels originally licensed to DIRECTV’s predecessor, Hughes Communications Galaxy, at the 101° W.L. orbital location.

(b) Grant of Distribution Rights. DIRECTV grants to Member the exclusive right to market, sell and retain revenue from Programming (except Non-Select Services as defined in Section 1(c) of these Terms and Conditions) transmitted over the HCG Frequencies directly to “Committed Member Residences”, as such term was defined in such Member’s Existing Member Agreement (as amended, including the Exhibits thereto). Programming and the terms and conditions with respect to Programming marketed and sold to Committed Member Residences shall be the same as the Programming provided and the terms and conditions in effect under Member’s Existing Member Agreement, subject to amendment by DIRECTV from time to time. Any Committed Member Residence and/or Commercial Establishment, as applicable, which subscribes to Programming shall be deemed a “Subscriber” under these Terms and Conditions. Committed Member Residences shall be determined by and limited to the specific residences listed or the specific geographic area(s) acquired by Member (or any predecessor(s)-in-interest) under its (or their ) Existing Member Agreement(s). Member shall also have the right to market, sell and retain revenue from the distribution of Programming (except Non-Select Services) directly to commercial establishments such as hotels, bars and similar establishments (collectively, “Commercial Establishments”), with such Commercial Establishments being determined by and limited to those locations within counties or zip codes for which Member had the same rights with respect to Commercial Establishments under its Existing Member Agreement. The Programming that is available to be marketed

C(Part I)-1

and sold to Commercial Establishments shall be subject to amendment by DIRECTV from time to time. To the extent consistent with the Agreement (including these Terms and Conditions and the terms of the Programming agreements, Member shall have the right to establish the terms and conditions upon which it will market and sell Programming (except Non-Select Services) to such Committed Member Residences and/or Commercial Establishments and, subject to its payment to NRTC, as master servicer for DIRECTV, of all sums required under the Agreement (including these Terms and Conditions), shall be entitled to all revenues from such marketing and sales to Committed Member Residences and Commercial Establishments (“Member Revenues”). Any rights to distribute, market, sell and retain revenue from any of the Programming shall be subject to Section 8 of these Terms and Conditions and shall extend only to the extent and for the duration as may be provided under the relevant Programming agreements. Member acknowledges that DIRECTV may be unable to obtain the right for Member to distribute Programming to residences that have cable television service available.

(c) With respect to Programming, DIRECTV will provide Member (through NRTC, as master servicer) with a pro rata share of (i) unconstrained launch support payments (i.e., cash payments or cancellation of indebtedness DIRECTV actually receives from a programmer in conjunction with the launch of the programmer’s service with no restrictions on DIRECTV’s use of the funds), with no restrictions on Member’s use of the funds and (ii) constrained launch support payments (i.e., cash payments or cancellation of indebtedness which must be applied to promote such new services locally (as contrasted with national promotions)), which Member must use in the manner prescribed by the provider of such programming services. If receipt of any such payments would require Member to incur obligations beyond the amount distributed to Member, Member shall have a right to elect not to receive such payment. Member’s pro rata share shall be determined based upon the method used in the programming agreement to calculate the launch fee payments. For example, if the programming agreement provides a fixed launch fee amount, Member’s pro rata share shall be based on the percentage of Member households divided by total households in the United States. If the programming agreement provides a per subscriber launch fee payment based on actual subscribers to the programmer’s service, Member’s pro rata share shall be based on the actual number of Member Subscribers divided by the total number of subscribers to that particular service.

(d) DIRECTV shall also provide to Member a pro-rata share of Advertising Revenue, as had been provided pursuant to Section 5.04 of the DBS Distribution Agreement, on the Cable Programming.

(e) Non-Select Services. If a service or rights provider of DIRECTV Programming requires payment of minimum subscriber guarantees, advance payments or other similar commitments (collectively, “Commitment”), and if and to the extent DIRECTV requires Member to pay a pro rata share of such Commitment, DIRECTV shall establish and notify NRTC, as master servicer of the share that would be applicable to all NRTC members who have selected Option C-1, Option C-2 or Option C-3 (the “Option C Members”), including the Member (“Member’s Share”). If NRTC determines that the Option C Members shall each pay its Member’s Share, then such programming services shall be deemed Programming. If NRTC notifies DIRECTV that the Option C Members shall not pay the Member’s Share, then DIRECTV shall become the exclusive distributor of such service(s) vis-à-vis Member (“Non-Select Services”) and, in such event, Member shall bill and collect and pay to DIRECTV the revenues for Non-Select Services to Committed Member Residences and/or Commercial Establishments, as applicable. Member may retain five percent (5%) of the gross revenues collected by Member for the Non-Select Services except with respect to Sports League programming, in which event the Member shall retain ten percent (10%) of the gross revenues collected by Member. Member shall remit to DIRECTV through NRTC, as master servicer, all other amounts pursuant to Section 4(d)(iii) of these Terms and Conditions.

(f) Marketing. DIRECTV shall assist Member in marketing and promoting DBS Services. DIRECTV shall develop marketing materials and other information to be used by Member for national and local advertising and promotion of DBS Services. Marketing materials shall be provided to Member at no cost or at DIRECTV’s cost.

C(Part I)-2

(g) Exhibit Z Revenue Protection. DIRECTV and the Member hereby agree that, if any time during the Service Term, DIRECTV relocates any of the specific single NTSC-source programming channels listed on Exhibit Z attached hereto (the “Exhibit Z Channels”) to a DBS frequency or orbital location other than any of the twenty-seven (27) HCG Frequencies, the revenue share (including responsibility for programming costs) shall continue to be covered by those terms of the Agreement applicable to services transmitted on the HCG Frequencies for such Exhibit Z Channels, despite such relocation.

(h) Future Advanced Services. DIRECTV agrees to negotiate in good faith the terms and conditions under which Member may distribute future advanced services (other than TiVo, which is provided for under Schedule C (Part II) attached herewith), as provided between DIRECTV and NRTC in the Settlement.

Section 2. Role of NRTC.

(a) Master Servicer. In connection with the transactions contemplated by the Agreement in which these Terms and Conditions have been incorporated, NRTC and DIRECTV have (i) terminated the DBS Distribution Agreement and the New DBS Distribution Agreement and (ii) agreed to enter into a Master Servicer Agreement, pursuant to which NRTC, as master servicer to DIRECTV, will, among other things, continue to provide the Option C Members services that are materially comparable to the services that NRTC provided to the Member pursuant to the terminated Member Agreements.

(b) Support Services. DIRECTV, shall develop and provide to NRTC, as master servicer for DIRECTV, to enable NRTC to provide to Member, Subscriber authorization, retail billing and data reporting services in connection with the use of the DBS billing system currently in use by DIRECTV and NRTC, or a replacement thereto that is materially comparable to the current DBS billing system procedures and features (“DIRECTV Billing System”). With respect to these support services, NRTC, as master servicer to DIRECTV, shall (i) provide and perform all obligations necessary in connection with the DIRECTV Billing System, (ii) monitor and control all subcontractors under agreement to provide Member-specific portions of the DIRECTV Billing System, if any, and (iii) request and manage any and all identified change orders with subcontractors for DIRECTV Billing System improvements, if any, that are Member-specific. NRTC shall provide further central office Subscriber support services and other services related to the provisions of DBS Services as circumstances dictate. NRTC shall have the right to charge Member for any services or change orders provided specifically for it or at its request.

Section 3. Member’s Role.

(a) Marketing. Member shall, at its own expense, (i) use best efforts to promote, market and sell DBS Services to Committed Member Residences and/or Commercial Establishments ; (ii) participate in DIRECTV-sponsored promotional and advertising campaigns and cooperate with DIRECTV in marketing tests and research, as reasonably requested by DIRECTV; (iii) respond promptly to all inquiries about DBS Services; and (iv) use print, electronic and other media to promote the sale of DBS Services to the extent commercially practical. Member shall determine the specific timing and amount of funds expended on such promotion, marketing and sales.

(b) Subscriber Authorization. Member shall (i) authorize new Subscribers through the Conditional Access Management Center (“CAMC”) in accordance with procedures established by DIRECTV and NRTC and provide NRTC, as master servicer, with the Subscriber’s name, address, zip

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code, descrambler identification and such other information as DIRECTV or NRTC may reasonably request; (ii) maintain information regarding the location of each Subscriber’s descrambler; (iii) require all Subscribers to notify Member in the event the location of any descrambler is changed; (iv) promptly provide new descrambler location information and all updated Subscriber information to NRTC, as master servicer; and (v) require Subscribers to agree to DIRECTV audit procedures as necessary to maintain current information regarding the location of descramblers. “Authorized Subscriber” means any and all Subscribers that are authorized by the CAMC as of the 15th day of any given monthly accounting period to receive any and all DBS Services.

(c) Billing and Collections. Member shall utilize the DIRECTV Billing System according to procedural guidelines and requirements established and amended by DIRECTV and NRTC from time to time and shall perform Subscriber payment processing described herein in a timely manner and on an accurate and efficient basis. Member shall, at its own expense, (i) receive and process Subscriber orders, (ii) bill Subscribers by and through the DIRECTV Billing System (“Member Billing(s)”), (iii) perform all obligations and adhere to all standards required for use of the DIRECTV Billing System, (iv) service Subscriber accounts, (v) keep accurate books of account covering all transactions relating to its responsibilities under the Agreement and (vi) provide DIRECTV or NRTC with such records and account information as may be reasonable requested by DIRECTV or NRTC. Member shall collect and process Subscriber payments pursuant to Member Billings using the DIRECTV Billing System. Member shall continue to use the remittance system currently in place, except that Member may change its remittance processing system at any time provided (1) Member gives written notice to NRTC as master servicer at least 90 days prior to Member’s requested effective date for the change and (2) DIRECTV provides written approval of such change (directly or through NRTC as master servicer), which approval shall not be unreasonably withheld.

(d) Unauthorized Reception. Member shall take all reasonable steps required to ensure that DBS Services are not received at any unauthorized location or in any unauthorized manner. DIRECTV reserves the right to deny access to DBS Services to Subscribers whose descramblers have been the subject of unauthorized or inappropriate use, as determined by DIRECTV. Member shall cooperate with DIRECTV and assist in implementing security measures designed to prevent and/or respond to or remedy security breaches related to the DBS Services.

Section 4. Payment Terms.

(a) Substantially Similar Terms. Member and DIRECTV agree that the fees and charges paid by Member hereunder shall be calculated in substantially the same manner as those fees and charges previously paid by Member to NRTC pursuant to Member’s Existing Member Agreement. The Member shall pay for the DBS Services (including, without limitation, TT&C fees, ground service fees, authorization fees, support service fees, security service fees, system fees, royalty fees and programming charges) at their actual costs or at the costs previously charged by DIRECTV to NRTC. In addition (and in lieu of the margin previously charged by NRTC) Member shall pay a mark-up of $4.50 per Subscriber per month, which mark-up shall be increased annually by DIRECTV in accordance with an adjustment based on the Consumer Price Index in non-urban regions. Member shall pay any actual costs incurred by NRTC on Member’s behalf in connection with NRTC’s provision to Member of services related to Member’s activities hereunder (e.g., communications, postage and paper) that are consistent with services previously provided by NRTC to Member.

(b) Invoices. Bills rendered by NRTC, as master servicer, to Member under the Agreement shall be due and payable to NRTC, as master servicer, within 15 days of the date of invoice. Member shall be liable to NRTC, as master servicer, for all charges regardless of whether Member actually collects or receives payment from Subscribers. Payments are due to NRTC, as master servicer, within

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fifteen (15) days of the date of the invoice or such other time period as NRTC may from time to time establish. All late payments shall be subject to interest and service charges at NRTC’s standard rates. Should Member fail to pay in a timely manner any fees or other amounts due NRTC, as master servicer for DIRECTV, then NRTC, in such capacity, shall have the right to offset such amounts against and to deduct such amounts from any fees or sums that may be payable to Member for the marketing or sale of the DBS Services or any services provided by NRTC in connection with the Agreement (including these Terms and Conditions) or the Master Servicer Agreement.

(c) Place of Payment. All payments by Member pursuant to these Terms and Conditions shall be made to NRTC, as master servicer to DIRECTV at the address provided in Section 7 in the Agreement and shall be deemed received and made only upon actual receipt by NRTC.

(d) Suspension of Services for Non-Payment.

(i) If NRTC does not receive full and timely payment from Member of the fees described in this Section 4, after written notice to Member and a 10-day period to cure, DIRECTV or NRTC, as appropriate, may, in addition to the rights set forth in Section 13 of these Terms and Conditions, (A) suspend any and all DBS Services to Member or Subscribers; (B) provide all DBS Services to and receive payment directly from Subscribers; and/or (C) commence collection procedures or judicial action, at law or in equity, to collect such sums, damages, costs, liabilities and expenses (including, without limitation, court costs and reasonable attorneys’ fees and other third party fee(s), collectively “Expenses”).

(ii) If NRTC (A) has received full payment of fees due from Member, but does not timely pay DIRECTV, under the Master Servicer Agreement, all or any portion of such fees that are due DIRECTV by NRTC or (B) fails to identify Member to DIRECTV as delinquent, then under the Master Servicer Agreement DIRECTV may not suspend DBS Service to Member or Subscribers but may thereafter require Member to pay such fees directly to DIRECTV rather than to NRTC, as master servicer.

Section 5. Service Term. Unless the Agreement is cancelled, terminated, or expires earlier, the Agreement shall remain in effect during the Service Term. The Service Term shall run from the close of business on the Closing Date until the “Termination Date,” defined as:

(a) in the event the Member selected Option C-1, June 30, 2011;

(b) in the event the Member selected Option C-2, December 31, 2009; or

(c) in the event the Member selected Option C-3, the later to occur of (x) the date on which (i) the remaining fuel on board DIRECTV-1 is less than 6% of the initial fuel mass prior to launch, including reasonable provision for uncertainty in estimation of fuel plus a credit for fuel used in the move of DIRECTV-1 to 110° W.L. and back to 101° W.L., or (ii) there are fewer than eight (8) Transponders on DIRECTV-1 capable of meeting the transponder performance specifications of the respective Users or capable of providing Transponder Capacity that meets the Minimum Requirements; or (y) June 30, 2008.

Upon the Termination Date, DIRECTV will have no further obligations under the Agreement.

Section 6. Transition Process at End of Service Term.

(a) Option C-1. In the event Member has selected Option C-1 (i) Member will use commercially reasonable efforts to assure that Subscribers are transferred to DIRECTV effective as of June 30, 2011, including (A) cooperating in the transition process and (B) making information regarding

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Subscribers available to DIRECTV; and (ii) Member cannot, during the Service Term and for a period of two years thereafter: (A) share or sell its list of former and/or current Subscribers (or any portion there) to a multi-channel video provider other than DIRECTV; (B) (except if allowed under the Existing Member Agreement during the term thereof) market or solicit sales for multi-channel video services or the related receiving equipment (other than (x) DIRECTV services, (y) WildBlue Services and associated equipment and (z) C-Band services and related equipment); or (C) share or sell its customer list related to non-DBS businesses to any multi-channel video distributor, unless all former and current Subscribers are excised from such list (i.e., no then current or former (within the prior two year period) Subscriber shall be included in a list sold to a multi-channel video distributor, even if such Subscriber is/was a customer to a non-DBS business as well).

(b) Option C-2. In the event Member has selected Option C-2, (i) Member will use commercially reasonable efforts to assure that Subscribers are transferred to DIRECTV effective as of December 31, 2009, including (A) cooperating in the transition process and (B) making information regarding Subscribers available to DIRECTV; (ii) Member cannot, during the Service Term and for a period of two years thereafter: (A) share or sell its list of former and/or current Subscribers (or any portion there) to a multi-channel video provider other than DIRECTV; or (B) share or sell its customer list related to non-DBS businesses to any multi-channel video distributor, unless all former and current Subscribers are excised from such list (i.e., no then current or former (within the prior two year period) Subscriber shall be included in a list sold to a multi-channel video distributor, even if such Subscriber is/was a customer to a non-DBS business as well); and (iii) the Member cannot during the Service Term of the Agreement (except if allowed under the Existing Member Agreement) market or solicit sales for multi-channel video services or the related receiving equipment (other than (x) DIRECTV services, (y) WildBlue Services and associated equipment and (z) C-Band services and related equipment).

(c) Option C-1 Transition Payment. In the event Member has selected Option C-1, (i) Member will use commercially reasonable efforts to ensure Subscribers are transferred to DIRECTV effective as of June 30, 2011, including (A) cooperating in the transfer process and (B) making information regarding Subscribers available to DIRECTV and (ii) DIRECTV will pass on to Member through NRTC, as master servicer, promptly after final settlement between DIRECTV and Member of any amounts then owing by Member to DIRECTV, a payment in the amount of $150 per Subscriber of Member successfully transferred to DIRECTV at June 30, 2011, provided that such transferred Subscribers meet a reasonable aging period of no greater than 45 days past due, and subject to a chargeback if any such Subscribers acquired in the prior six (6) months churn within 90 days after transfer to DIRECTV.

Section 7. Indemnification.

(a) Member shall indemnify and hold harmless DIRECTV, NRTC and their respective affiliated companies, officers, directors, employees and agents and NRTC’s other members and affiliates from and against any and all liabilities, claims, costs, damages and Expenses arising out of any breach or claimed breach of any representations, warranties or obligations of Member pursuant to the Agreement, including these Terms and Conditions.

(b) Member shall indemnify and hold harmless DIRECTV and NRTC and their respective affiliated companies, officers, directors, employees and agents, and NRTC’s other members and affiliates, from and against any and all liabilities, claims, costs, damages and Expenses arising out of NRTC or DIRECTV not commencing, ceasing, suspending or terminating the provision of DBS Services because Member failed to make full or timely payment of any and all amounts due and owing from Member to DIRECTV, or to NRTC as master servicer, or otherwise materially breached the Agreement.

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(c) If DIRECTV determines that its provision of any programming violates any applicable laws, DIRECTV may cease providing such programming to Member. Member agrees that DIRECTV or program providers may change, black-out, terminate or disconnect, at any time any Cable Programming being delivered. DIRECTV reserves the right with the exercise of good faith and reasonable business judgment, to substitute or to change programming or modify the terms and conditions related to the programming offered. In such event, DIRECTV shall use reasonable best efforts to obtain and provide Member alternate programming. Member shall indemnify and hold harmless NRTC, its other Members, DIRECTV and their respective affiliated companies, officers, directors, employees and agents from and against any and all liabilities, claims, costs, damages and Expenses caused by or resulting from the content of the Cable Programming or the cessation of any DBS Services.

(d) Member understands and agrees that DIRECTV may deliberately preempt or interrupt the use of all or a portion of DBS Services in unusual or abnormal situations to protect the overall performance of the satellite and shall indemnify and hold harmless NRTC and DIRECTV, and their affiliated companies, officers, directors, employees and agents from and against any and all liabilities, claims, costs, damages and Expenses resulting from such cessation of any DBS Services.

Section 8. Trademarks and Logos. Member may use NRTC’s or DIRECTV’s trademarks, service marks or logos only in accordance with any licensing arrangements established respectively by NRTC or DIRECTV, as appropriate. DIRECTV also may make available approved promotional materials with the names, trademarks and/or logos of DIRECTV or the programming providers for Member’s use in marketing, advertising or promotion of DBS Services or DIRECTV services in accordance with guidelines furnished by DIRECTV. Member may not otherwise use any trademark, servicemark or logo of NRTC, DIRECTV or any programming providers in any promotional, marketing or advertising materials without the permission of the owner of same. Member shall contact DIRECTV to obtain permission from DIRECTV or the programming providers when necessary and for any information and assistance pertaining to DIRECTV or the programming providers.

Section 9. Availability of Information and Certificate of Compliance.

(a) Statements. Member shall provide within 30 days of a request by DIRECTV or NRTC a statement, certified by an appropriate officer of Member or an independent billing service, setting forth the number of Subscribers receiving DBS Services during the month specified in such request and stating to the best of the officer’s knowledge that DBS Services were provided and distributed during such month in full compliance with all of the provisions of the Agreement. At DIRECTV’s or NRTC’s request, Member shall permit DIRECTV, NRTC (as master servicer) or their representatives at reasonable times during normal business hours (or at any time if Member is in default or breach of the Agreement) to review during the term of the Agreement and for one (1) year thereafter, its Subscriber accounting system.

(b) Accuracy of Information. If requested by DIRECTV or NRTC, Member shall within ninety (90) days following the end of Member’s fiscal year, during any portion of which the Agreement is in effect, provide a letter addressed to DIRECTV signed by an appropriate officer of Member which attests to the completeness and accuracy of all information supplied to DIRECTV by Member during the preceding fiscal year. Member’s obligation to supply letters of attestation shall continue after the termination of the Agreement until DIRECTV receives the letter with respect to the last fiscal year during any portion of which the Agreement is in effect.

Section 10. Outage Credits. In the event of the occurrence of outages in portions of DBS Services, DIRECTV is required to provide (through NRTC, as master servicer) certain credits to be applied toward fees for future services, to be made available to Member on a prorated basis in consideration of the amount of such credits and the number of NRTC members and affiliates entitled to receive a proration of such credits.

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Section 11. DIRECTV Sale.

(a) DIRECTV is required to provide to Member (through NRTC, as master servicer) five percent (5%) of the Net Proceeds from any DIRECTV Sale. The terms (a) “DIRECTV Sale” shall mean any sale or lease by DIRECTV of any HCG Frequencies or associated Transponder on either of the initial two DBS Satellites (i.e., DIRECTV-1 or DIRECTV-2) other than those delivering Cable Programming and (b) “Net Proceeds” shall mean the proceeds net of all DIRECTV expenses associated with a DIRECTV Sale. DIRECTV shall pay Member (through NRTC, as master servicer), a portion of 5% of all Net Proceeds it receives, prorated in consideration of the amount of the Net Proceeds, the amount of Member’s Committed Member Payment and the amount of all Committed Member Payments previously paid by NRTC members and affiliates. Member recognizes that Net Proceeds, if any, shall not include interest. DIRECTV sale-leasebacks (or the like), public offerings or stock offerings, inter-Affiliate transfers or restructures or other DIRECTV sales or leases in which the Member continues to retain the distribution rights to Programming transmitted over the capacity are specifically excluded from the definition of a DIRECTV Sale. For purposes of Section 13 of these Terms and Conditions, the term “refunds” as used therein shall include Net Proceeds, if applicable.

(b) For purposes of these Terms and Conditions, “Committed Member Payment(s)” shall mean the one-time payments to NRTC (forwarded in aggregate to DIRECTV), previously made by members and affiliates of NRTC in connection with the execution of the original NRTC/Member Agreements for Marketing and Distribution of DBS Services, in consideration for the acquisition of rights to distribute certain DIRECTV services in the territories identified in such agreements.

Section 12. Termination of Master Servicer Agreement. In the event the Master Servicer Agreement is terminated, except as provided in Section 14, DIRECTV may terminate the Agreement (including these Terms and Conditions) and neither party shall have any further obligations regarding the other except as specifically provided in the Agreement.

Section 13. Breach by Member. If Member fails to make any and all payments due to NRTC, as master servicer, under the Agreement, or otherwise breaches or fails to perform a material obligation under the Agreement, then, in addition to any other remedies available at law or in equity, DIRECTV or NRTC, as appropriate, may in its sole discretion and upon thirty (30) days written notice to Member, including therein a ten (10) day period for Member to cure, (i) suspend all DBS Services to Member and/or Subscribers; (ii) terminate the Agreement; and (iii) bring an action for and immediately declare due and payable all sums due and owing to NRTC or DIRECTV. In addition, if DIRECTV has suspended any and all of the DBS Services to Member and/or Subscribers for sixty (60) or more days under Section 4(d) of these Terms and Conditions, then DIRECTV may terminate the Agreement immediately upon notice to Member, and DIRECTV may bring an action at law or in equity to collect from Member the sums due under Section 4 to NRTC, as master servicer, and the liabilities, costs, damages and Expenses associated therewith. In the event of a termination under this Section, neither NRTC nor DIRECTV shall be responsible or liable to provide any DBS Services to Member or Subscribers; nor shall NRTC, as master servicer or otherwise, or DIRECTV be responsible or liable to Member or others for any damages, costs or Expenses arising therefrom; nor shall NRTC or DIRECTV owe or be required to provide Member any refund or amounts previously paid to NRTC, as master servicer or otherwise, or DIRECTV by Member. Upon such termination, Member shall have no further right to provide DBS Services to any Subscribers and DBS Services may be provided to the Subscribers directly by DIRECTV or another distributor as DIRECTV may appoint.

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Section 14. NRTC Breach of Master Servicer Agreement. If the Master Servicer Agreement is terminated or cancelled as a result of a default or breach by NRTC, DIRECTV is obligated to NRTC under the Master Servicer Agreement to continue to provide DBS Services directly to Member (subject to Section 4(d) hereof) either, at DIRECTV’s option, (i) under the Agreement or (ii) under a new agreement containing substantially the same terms or terms no less favorable than those provided Member under the Agreement.

Section 15. LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISIONS IN THE AGREEMENT TO THE CONTRARY, NEITHER DIRECTV NOR NRTC SHALL BE LIABLE TO MEMBER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, CLAIMS OF CUSTOMERS, LOSS OF GOODWILL OR LOSS OF PROFITS OR MARGINS, ARISING IN ANY MANNER FROM THE AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY DIRECTV AND NRTC EXCEPT TO THE EXTENT SPECIFICALLY AND EXPRESSLY PROVIDED FOR HEREIN. IT EXPRESSLY IS AGREED THAT DIRECTV’S AND/OR NRTC’S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THE AGREEMENT, AND MEMBER’S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE), ARISING OUT OF OR RELATING TO THE AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREIN, ARE THOSE SET FORTH IN SECTIONS 10 AND 16 OF THESE TERMS AND CONDITIONS AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

Section 16. Injunctive Relief. DIRECTV and Member each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under the Agreement or to compel the other party to perform its obligations under the Agreement. NRTC shall also have the right to obtain such injunctive relief with respect to Member. If either party should bring an action against the other in order to enforce any provision of the Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs in addition to any other remedy it may have.

Section 17. Force Majeure. Any failure or delay of performance shall not be deemed a breach of the Agreement by DIRECTV if such failure or delay results from any acts of God, labor dispute, breakdown of facilities, failure of equipment, mechanical failure, weather, fire, flood, legal enactment, government order or regulation, any act or omissions of Member or any similar cause beyond the reasonable control of DIRECTV. Nothing in this Section shall be deemed to limit Member’s rights to receive any outage credits, if applicable, pursuant to Section 10 of these Terms and Conditions.

Section 18. Assignment and Transfer. Member shall not assign or transfer, directly or indirectly, in whole or in part, its rights or obligations under the Agreement without the prior written consent of DIRECTV, which consent shall not be unreasonably withheld.

Section 19. Confidentiality.

(a) General. DIRECTV and Member shall hold in confidence all provisions of the Agreement and all information provided by either party to the other in connection with the Agreement. DIRECTV and Member acknowledge and agree that all information related to the Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons (other than to affiliates, officers, directors, employees and agents of DIRECTV and Member, each of whom is bound by this provision) without the prior written consent of both Member and DIRECTV

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except (i) at the written direction of the other party; (ii) to the extent necessary to comply with law or valid order of a court of competent jurisdiction, in which event the party shall notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of the information; (iii) as part of its normal reporting or review procedures to its parent company, its auditors and its attorneys who agree to be bound by this Section; (iv) in order to enforce any rights pursuant to the Agreement; (v) in order to comply with the provisions of any programming agreements or copyright licensing requirements; (vi) to obtain appropriate insurance, provided the insurance company agrees in writing to be bound by this Section; (vii) to obtain financing, provided that any person or entity providing financing agrees in writing to be bound by this Section; (viii) to obtain programming services; (ix) and to the extent DIRECTV may be permitted or required to disclose information or provide the Agreement to NRTC under the Master Servicer Agreement.

(b) Subscriber Information. DIRECTV acknowledges that Member has substantial proprietary interests and rights to Subscriber information and agrees to maintain all Subscriber information on a strictly confidential basis. DIRECTV and Member each further covenant that except as provided in Section 4(d) and Section 13 of these Terms and Conditions under no circumstances will it use or allow others to use the Subscriber information for any reason other than to verify amounts due under these Terms and Conditions and for purposes as are approved in advance and in writing by the other party. In the event DIRECTV distributes Non-Select Services to a Subscriber, DIRECTV and Member recognize that DIRECTV shall not be subject to the foregoing covenant with respect to such Subscriber’s information regarding the Non-Select Services.

(c) Confidentiality Survival. All provisions relating to the confidentiality of information shall survive the termination, expiration, cancellation or rescission of the Agreement for a period of five (5) years.

Section 20. Taxes. Member shall be responsible for and shall pay all applicable property, sales, use or similar taxes imposed by any local, state, national or international, public or quasi-public governmental entity, in respect to Member’s marketing, sale, distribution or other activities related to DBS Services.

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EXHIBIT Z TO SCHEDULE C (PART I)

STARZ! East

STARZ! West

STARZ! Theater East

BLACK STARZ!

A Taste of Spice (Adult)

PLAYBOY TV (Adult)

Spice Platinum (Adult)

The Hot Network (Adult)

The Hot Zone (Adult)

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SCHEDULE C (PART II) TO MEMBER OFFER AGREEMENT

Additional Agreed Upon Terms and Conditions re: Seamless Consumer Program Applicable to Members Selecting Option C-1, Option C-2 or Option C-3

The Terms and Conditions set forth in this Schedule C (Part II) are applicable in the event that the Member has selected Option C-1, Option C-2 or Option C-3 in the Member Offer Agreement (the “Agreement”) to which this Schedule C (Part II) is attached and are incorporated into such Agreement in accordance with the terms thereof. If the Member selects any of Option C-1, Option C-2 or Option C-3, these provisions will become effective upon the Closing Date specified in Section 2 of the Agreement into which these Terms and Conditions are incorporated, which Closing Date may vary depending upon when an executed copy of the Agreement is delivered by the Member to NRTC, as master servicer for DIRECTV, in accordance with the delivery instructions set forth in Section 7 of the Agreement. Capitalized terms not otherwise defined herein have the meaning given such terms in the Agreement.

A. Element One: Non-Exclusive Sales Agent.

1. Scope. DIRECTV hereby authorizes the Member to act as a non-exclusive (subject to the terms hereof) sales agent in all territories in which the Member has acquired rights to distribute the DBS Services (the “Member Territories”) for (a) the premium movie video programming services distributed by DIRECTV on the frequencies of 24, 26, 28, 30 and 32 (the “non-HCG Frequencies”) at 101° W.L. (the “Former USSB Services”), (b) the local network video programming services distributed by DIRECTV on the non-HCG Frequencies at 101° W.L., and at the 110° W.L., 119° W.L. and 72.5° W.L. orbital locations (the “Local Services”), (c) those sports pay per view events (if any) distributed by DIRECTV on the non-HCG Frequencies at 101° W.L. (the “Added Events”), (d) the high definition programming services distributed by DIRECTV at the 110° W.L. and 119° W.L. orbital locations (the “HD Programming”), (e) the DIRECTV DVR® subscription services distributed by DIRECTV in conjunction with TiVo, Inc. (the “TiVo Services”), (f) the DIRECTV PARA TODOS™ programming services distributed by DIRECTV at the 119° W.L. orbital location (the “PARA TODOS Services”), and (g) DIRECTV-The Guide (the “Programming Guide”), and together with the Former USSB Services, Local Services, Added Events, HD Programming, TiVo Services and PARA TODOS Services, the “Added Services”). In its role as sales agent, the Member shall be responsible for providing, at its sole cost, all billing, customer care and sales and marketing activities with respect to the delivery of such Added Services to customers in the Member Territories.

(a) TiVo Services and HD Programming Customers Care Escalation Procedures. Member acknowledges that customer care for the TiVo Services and/or HD Programming may require additional training, expertise and call time, all of which shall be undertaken at Member’s sole cost. DIRECTV shall provide (directly or through NRTC as master servicer), at no cost to Member, samples of training materials, as updated from time to time, utilized by DIRECTV in its delivery of customer care for the TiVo Services and HD Programming. Member shall take appropriate actions to ensure that its customer agents have appropriate training and processes in place to handle the additional customer care responsibilities associated with the TiVo Services and HD Programming. In those cases where, despite such efforts by Member, a technical question is presented by a customer that Member’s agents are not able to answer, Member will have in place escalation processes to route such call to NRTC’s corporate offices. If, after good faith efforts, NRTC’s corporate offices are unable to answer such inquiry, then such offices shall request assistance from DIRECTV’s technical assistance desk (pursuant to procedures mutually agreed upon by NRTC and DIRECTV), and DIRECTV’s technical assistance desk shall use reasonable efforts to provide to NRTC technical assistance with the same level of care and responsiveness as DIRECTV provides to its own customer care agents. NRTC, as master servicer, shall in turn provide such assistance to Member. In no event shall Member direct customers or Member’s customer service representatives to contact DIRECTV’s technical assistance desk directly.

2. As consideration for Member’s activities as a sales agent, Member shall be entitled to receive the following amounts (the “Revenue Share”):

(a) Former USSB Services: The Revenue Share during any billing cycle shall be the greater of (a) 15% of the gross revenue collected from Member customers with respect to Former USSB Services provided to such customers during that billing cycle, and (b) 10% of the gross revenue collected from Member customers with respect to Former USSB Services provided to such customers during that billing cycle, plus an additional 1% of gross revenue collected for every incremental four percentage points by which the Service Penetration Rate (as calculated below) of Former USSB Services in the territory of all Option C Members (the “Option C Territory”) customer base exceeds the Services Penetration Rate for the calendar month ending on June 30, 2000 (such rate, as calculated in accordance with the methodology previously agreed upon and implemented by DIRECTV and NRTC, the “Base Service Penetration Rate”), up to an aggregate maximum percentage of total gross collected revenue of 20%. The Revenue Share for any billing cycle shall be based on the Service Penetration Rate for such billing cycle. The Service Penetration Rate shall be calculated by dividing the total number of Service Units purchased by all Option C Territory residential customers by the total number of Option C Territory residential customer counts). One Service Unit shall be counted for each of the following sets of services purchased by an Option C Territory customer in accordance with the provisions of the Agreement (or the agreement of such other Option C Member(s), as applicable): (i) the entire set of HBO services, consisting of “HBO Works” (five services) plus “HBO Family” (two services) plus, solely in the case of DIRECTV PARA TODOS customers, HBO Latino; (ii) the entire “Multimax” set of Cinemax services (three services); and (iii) the entire “Showtime Unlimited” set of services (five Showtime services, The Movie Channel, one FLIX channel and Sundance Channel). Customers receiving free promotions of Former USSB Services shall not be included as purchasers of such services when calculating the Service Penetration Rate. Member shall (in coordination with NRTC, as master servicer) calculate on a monthly basis, the Service Penetration Rate using methodologies and assumptions which are consistent with those used in the calculation for the Base Service Penetration Rate.

(i)	The gross revenue collected with respect to the Former USSB Services shall be calculated based upon the price of the Former USSB Services as specified on Attachment One, as amended in writing from time to time, and Member shall be authorized to sell Former USSB Services only at those prices, and in those a la carte and package configurations, identified in such Attachment. As of the date of the Agreement, the pricing and packaging of the Former USSB Services is as set forth in Attachment One, attached hereto and hereby incorporated by reference. DIRECTV shall not amend Attachment One except to reflect equivalent changes in packages and pricing as are implemented by DIRECTV in DIRECTV territory. Notwithstanding the foregoing, in the event DIRECTV provides a programming offer in DIRECTV territory that involves free or reduced prices for a limited period of time with respect to the Former USSB Services (an “Offer”), then Member shall make such same Offer regarding Former USSB Services to its customers, and, with respect to customers receiving the Offer, throughout the term of the Offer, (y) the gross revenue collected with respect to Former USSB Services shall be calculated based upon such free and reduced price set forth in the Offer, and (z) such customers shall not be included in the Service Penetration Rate during the term of such Offer.

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(ii)	DIRECTV agrees that throughout the Term of the Agreement, it shall continue to allow Member to offer and sell the Former USSB Services in a la carte offerings (as identified by DIRECTV), subject to any restraints or restrictions by the programming providers thereof. DIRECTV shall promptly notify Member in writing (directly or through NRTC as master servicer) of any changes in such restraints or restrictions.

(iii)	Member shall provide NRTC access to such information as is sufficient to permit NRTC as master servicer to deliver to DIRECTV, on a monthly basis, detailed documentation setting forth the calculation of the applicable Revenue Share rate, the number of Service Units for the applicable billing cycle, and the Service Penetration Rate.

(iv)	The Parties shall work together, along with NRTC, to provide to each other the necessary information for purposes of the foregoing calculations, including information regarding the rate of purchase of each of the respective packages and a la carte offerings of Former USSB Services.

(v)	For purposes of clarification, those high definition services that are delivered at the 110° W.L. and 119° W.L. orbital locations and offered by DIRECTV solely as part of a package that otherwise includes only Former USSB Services shall be treated for purposes of all Revenue Share calculations as Former USSB Services, and not as HD Programming.

(b) Local Services: The Revenue Share for Local Services during any billing cycle shall be the greater of (a) 15% of the gross revenue collected from Member Territory customers with respect to Local Services provided to customers during that billing cycle, and (b) 10% of the gross revenue collected from Member Territory customers with respect to Local Services provided to customers during that billing cycle, plus an additional 1% of such gross revenue collected for every two percentage points by which the Local Markets Penetration Rate (as calculated below) exceeds 40%, up to an aggregate maximum percentage of total gross collected revenue of 20%. The Revenue Share for any billing cycle shall be based on the Local Markets Penetration Rate for such billing cycle. The Local Markets Penetration Rate shall be calculated by dividing the number of Option C Territory residential customers in the relevant DMA purchasing Local Services in accordance with the provisions of the Agreement (or the agreement of such other Option C Member(s), as applicable) by the total number of Option C Territory residential customers in the relevant DMA for whom Local Services are available (calculated by averaging the beginning and billing cycle-end applicable residential customer counts). Member shall be authorized to sell the Local Services only at those prices, and in those a la carte and package configurations (if any), as are offered by DIRECTV in DIRECTV territory and confirmed in writing to Member (directly or though NRTC as master servicer) by DIRECTV. The gross revenue collected with respect to the Local Services shall be calculated based upon the price of the Local Services for the particular service offering selected by each individual customer, or, in the case of an authorized package that contains the Local Services as well as other services, the DIRECTV authorized incremental price of the Local Services offering that is contained in such combined package. For example, if DIRECTV authorizes a package combining the Total Choice package (containing services that are delivered from the 101° W.L. orbital location, and thus are not considered part of the Local Services revenue share calculation) and the Local Services, at a combined price that is $3.00 more than the price of the Total Choice package sold separately, then Member shall offer such combined package at a price that reflects the incremental $3.00 price from its standard Total Choice package price, and the gross revenue share for the Local Services when sold as part of such combined package shall be calculated as $3.00.

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(c) Additional Events and HD Programming: The Revenue Share with respect to each of the Added Events and HD Programming shall be 15% of the gross revenue collected from Member Territory customers with respect to such Added Events and HD Programming, respectively. The gross revenue collected with respect to the Added Events and HD Programming shall be calculated based upon the price of the Added Events or HD Programming, as applicable, for the particular service offering selected by each individual customer. Member shall be authorized to sell the Added Events and HD Programming only at those prices as are offered by DIRECTV in DIRECTV territory and confirmed in writing to Member by DIRECTV (directly or through NRTC as master servicer).

(d) TiVo Services: The Revenue Share for TiVo Services shall be 15% of the gross revenue collected from Member Territory customers with respect to TiVo Services provided to such customers during that billing cycle, plus an additional 1% of gross revenue collected for every incremental percentage point by which the Service Penetration Rate (as calculated below) to TiVo Services in the Option C Territory customer base exceeds the Base Service Penetration Rate, as defined below, up to an aggregate maximum percentage of total gross collected revenue of 20%. The “Base Service Penetration Rate” for TiVo Services shall equal the penetration rate experienced by DIRECTV with respect to the TiVo Services in DIRECTV territory during the preceding calendar quarter, as notified by DIRECTV to Member (directly or through NRTC as master servicer) from time to time. The Revenue Share for any billing cycle shall be based on the Service Penetration Rate for such billing cycle. The Service Penetration Rate shall be calculated by dividing the number of Option C Territory residential customers purchasing TiVo Services in accordance with the provisions of the Agreement (or the agreement of such other Option C Member(s), as applicable) by the total number of Option C Territory residential customers (calculated by averaging the beginning and billing cycle-end applicable residential customer counts). The gross revenue collected with respect to the TiVo Services shall be calculated based upon the price of the TiVo Services for the particular service offering selected by each individual customer, or, in the case of an authorized package that contains the TiVo Services as well as other services, the price of the TiVo Service offering that is contained in such combined package (i.e., $4.99 or the then-current price for the TiVo Service offering, except in the case of an authorized package also containing Total Choice Premier, as to which the TiVo Services price is zero ($0)). Member shall be authorized to sell the TiVo Services only at those prices, and in those a la carte and package configurations (if any), as are offered by DIRECTV in DIRECTV territory and confirmed in writing to Member by DIRECTV. The current prices and package confirmations for the TiVo Services are set forth on Attachment Two, attached hereto and hereby incorporated by reference.

(e) PARA TODOS Services: The Revenue Share for PARA TODOS services shall be 15% of the gross revenue collected from Member Territory customers with respect to PARA TODOS Services provided to such customers during that billing cycle, plus an additional 1% of gross revenue collected for every incremental 0.4 percentage points by which the Service Penetration Rate (as calculated below) of PARA TODOS Services in the Option C Territory customer base exceeds 4.0% up to an aggregate maximum percentage of total gross collected revenue of 20%. The Revenue Share for any billing cycle shall be based on the Service Penetration Rate for such billing cycle. The Service Penetration Rate shall be calculated by dividing the number of Option C Territory residential customers purchasing PARA TODOS Services in accordance with the provisions of the Agreement (or the agreement of such other Option C Member(s), as applicable) by the total number of Option C Territory residential customers (calculated by averaging the beginning and billing cycle-end applicable residential customer counts). Member shall be authorized to sell the PARA TODOS Services only at those prices, and in those a la carte and package configurations (if any), as are offered by DIRECTV in DIRECTV territory and confirmed in writing to Member by DIRECTV (directly or through NRTC as master servicer). The current prices and package configurations for the PARA TODOS Services are set forth on Attachment Three, attached hereto and hereby incorporated by reference. The gross revenue collected

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with respect to the PARA TODOS Services shall be calculated based upon the price of the PARA TODOS offering, or, in the case of an authorized package that contains the PARA TODOS Services as well as other services that are delivered from the 101° W.L. orbital location (and thus are not considered part of the PARA TODOS Services revenue share calculation), the gross revenue collected with respect to the PARA TODOS Services shall be calculated as 20% of the authorized price of the combined package.

(f) Payment Mechanics: Member shall, no later than seven business days after the billing system accounting close for each month, pay to DIRECTV through NRTC as master servicer the Billed Added Service Revenues minus the Adjustment Amount. The “Billed Added Service Revenues” shall consist of the gross revenues billed by Member in the prior billing cycle for Added Services delivered to Member customers, less the applicable Revenue Share. The “Adjustment Amount” shall be the product of the amount paid in the prior billing cycle as Billed Added Service Revenues times the Member bad debt rate for the prior billing cycle. Member shall, working with NRTC as master servicer, provide supporting documentation with each such payment, identifying the calculation of the Billed Added Service Revenues, Service Penetration Rate, Revenue Share, Member bad debt rate and Adjustment Amount, as well as such further information as is reasonably requested, including a breakdown of the purchase rate of Local Services by DMA.

(i)	The Member bad debt rate shall be the actual bad debt rate experienced by Member with respect to all of the DIRECTV services offered by Member.

(ii)	DIRECTV shall use good faith efforts (and Member shall cooperate with DIRECTV in such efforts) to ensure that a report is created and provided to Member (directly or through NRTC as master servicer) on a monthly basis containing such information as is necessary to allow NRTC and Member to calculate the Billed Added Service Revenues.

(g) Programming Guide: Member agrees to use commercially reasonable efforts to market the Programming Guide to customers in Member Territories.

(i)	The price for the Programming Guide shall be the current price charged by DIRECTV in DIRECTV territory, as notified by DIRECTV (directly or through NRTC as master servicer) to Member from time to time (the “Current Price”). The Current Price for the Programming Guide as of the date of the Agreement is set forth on Attachment Four, attached hereto and hereby incorporated by reference. In the event DIRECTV provides a Programming Guide offer in DIRECTV territory that involves free or reduced prices for the Programming Guide (a “Programming Guide Offer”), then Member shall make such same Programming Guide Offer available to its customers and, with respect to customers receiving the Offer, throughout the term of the Offer, the Current Price charged to Member pursuant to the calculation below with respect to the Programming Guide shall be calculated based upon such free or reduced price set forth in the Programming Guide Offer.

(ii)	The calculation of Billed Added Service Revenues in Section B.2.f shall not include the revenue from the Programming Guide, and in lieu thereof, the provisions of this Section B.2.g(ii) shall apply. Member shall retain the Revenue Share for the Programming Guide, to be calculated as the gross amount of Programming Guide revenues received by Member, less the Programming Guide Billings for the Programming Guide, as calculated below. DIRECTV shall bill Member for, and Member shall pay to DIRECTV through NRTC as master

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servicer, the Programming Guide Billings for the Programming Guide on a monthly billing cycle basis, based upon the number of Programming Guides mailed to customers in Member Territories during such period, as set forth below:

DIRECTV-The Guide Programming Guide Billings =

Number of DIRECTV-The Guide Programming Guides mailed in Member Territory times 75% times the Current Price of DIRECTV-The Guide.

Member shall subtract from each payment of Programming Guide Billings an adjustment amount, calculated as the product of the amount paid in the prior month as Programming Guide Billings times the Member bad debt rate for the prior billing cycle (as calculated in accordance with Section B.2.f).

(iii)	If requested by Member, the Parties shall discuss in good faith increasing Member’s applicable revenue share percentage (currently 25% pursuant to the calculation above) in exchange for increased marketing efforts and sales of the Programming Guide. In addition, if requested by Member, the Parties shall discuss in good faith the customization of the Programming Guide for Member Territory, with either Member paying the costs of such customization or a corresponding decrease in Member revenue share percentage to reflect the increased cost of such customization.

(iv)	Generation of the mailing list of the Programming Guides will take place in the same manner as previously undertaken by DIRECTV and NRTC with respect to DIRECTV-The Guide; DIRECTV, or its agent, will on a weekly basis extract from the billing system the list of applicable DIRECTV Programming Guide customers who shall receive a Programming Guide, and shall forward the information to the appropriate entity for fulfillment.

(v)	DIRECTV agrees that the use or sharing by DIRECTV of any Member subscriber information as set forth in Sections B.2.g (iv) above shall be undertaken solely to the extent necessary to facilitate the distribution of the Programming Guides and to comply with the terms of DIRECTV’s agreement with the publisher of the Programming Guide.

(vi)	DIRECTV will provide Member (directly or though NRTC as master servicer), without charge to Member, free copies of the Programming Guide to be distributed to Member customer service agents.

(vii)	In addition to the other termination provisions of the Agreement, the terms of the Agreement as they apply to the Programming Guide shall terminate, in the event of termination of the agreement between DIRECTV and the publisher of the Programming Guide.

3. Member and DIRECTV acknowledge that it is their intent in undertaking this Element One to offer customers in their respective territories as little difference or disruption between the territory lines as possible. Accordingly, both Member and DIRECTV agree to discuss in advance any proposed

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price changes for the video programming services and packages that are not part of the Added Services. Any such information regarding possible pricing changes shall be treated as confidential information under the Agreement.

4. Member sales and marketing tactics shall comply with any contractual restrictions or requirements included in the Sales Agency Agreement between The DIRECTV Group, Inc., (formerly Hughes Electronics Corporation) and DIRECTV (including the programming agreement requirements, as referenced therein, and including only such amendments as may occur from time to time to reflect changes in agreements between The DIRECTV Group, Inc. and the applicable programmers), as identified in writing by DIRECTV.

5. In the event of a termination or the anticipated expiration of the Agreement, during a transition period mutually agreed upon by the Parties, the Parties will work together in good faith to ensure a smooth transition of the customer accounts for Added Services back to DIRECTV for billing and customer care, and each Party agrees to take such actions as reasonably requested to minimize the level of customer inquiries and problems related to such transition. During such transition period, (i) Member shall continue to bill and collect for, and shall provide customer service with respect to, and act as a nonexclusive sales agent for the Added Services delivered to customers in Member Territories in accordance with the terms of the Agreement, and (ii) Member shall continue to earn the Revenue Share with respect to amounts billed during such transition period, provided, however, if the termination of the Agreement was initiated by Member, then the Revenue Share shall be reduced to 15% for all Added Services (regardless of penetration rates) during such transition period. With respect to amounts billed but not yet collected by the end of the transition period, Member shall continue to collect such amounts in good faith, following Member’s standard collection policies, forwarding the collected amounts (less the applicable Revenue Share) to NRTC as master servicer for DIRECTV. The provisions of this Paragraph shall survive the termination of the Agreement.

6. DIRECTV agrees that, during the term of the Agreement, DIRECTV shall not, directly or indirectly, bill for or activate the Added Services for customers in Member Territories, except as otherwise contemplated pursuant to the transition provisions set forth herein. Notwithstanding the foregoing, Member acknowledges that DIRECTV may inadvertently bill for certain Added Services to customers in Member Territories. The Parties will work together to minimize such circumstances.

B. Element Two; Non-Select Sports Programming. Member shall continue to receive, with respect to sports league programming that qualifies as Non-Select Services (as defined in the DBS Distribution Agreement), a 10% revenue share.

C. Other Terms.

1. The Terms and Conditions set forth in this Schedule C (Part II) shall commence on the Closing Date and shall continue through the Service Term; provided that either Party shall be entitled to terminate the Terms and Conditions set forth in this Schedule C (Part II), upon 30 days written notice, in the event of a breach of a material obligation hereof by the other Party, which breach remains uncured at the expiration of such 30 day period.

Upon termination of the Agreement, all rights and obligations of the Parties set forth in the Terms and Conditions contained in this Schedule C (Part II) Agreement shall terminate, except as specifically provided in the Agreement. This Section C of these Terms and Conditions shall survive any termination of the Agreement.

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2. During the Term, and for a period of six months thereafter, DIRECTV may, upon reasonable advance notice of at least thirty (30) days to Member, audit books and records of Member relating to the invoices and reports under the Agreement as reasonably necessary to verify the payments made under this Schedule C (Part II), provided, however, that (a) such audit shall be at DIRECTV’s sole cost and expense, (b) DIRECTV may not audit more than once per year during the Term and once after the expiration of the Term (and no such audit shall continue for more than thirty (30) business days from the date DIRECTV has access to the applicable records) and (c) any such audit shall be conducted only during regular business hours and in such a manner as to not unreasonably interfere with the normal business activities of Member.

3. In the event of any dispute regarding amounts owed by a Party hereunder, the paying Party shall continue to pay, at a minimum, all undisputed amounts in accordance with the timeframe described herein.

4. In no event shall the Agreement or these Terms and Conditions be interpreted to require DIRECTV to maintain rights to deliver any particular services (including any Added Services), or to distribute services from any particular orbital locations.

5. To the extent necessary, and to the extent they are not inconsistent with this Schedule C (Part II), Sections 2, 3(b), 3(c), 3(d), 4(b), 4(c), 4(d), 7, 8, 9(b), 12 through 18 and Section 20 of Schedule C (Part I) shall apply to the various rights and obligations set forth in this Schedule C (Part II). In addition, the provisions of Section 19 of Schedule C (Part I) shall apply to the various rights and obligations set forth in this Schedule C (Part II); provided that subscriber information with respect to Added Services is the proprietary information of DIRECTV, and Member is permitted to such information solely in its capacity as agent hereunder.

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ATTACHMENT ONE TO SCHEDULE C (PART II)

FORMER USSB SERVICES

PACKAGING AND PRICING

As of January 1, 2004

HBO® - 7 HBO® channels.

SHOWTIME UNLIMITED - 5 SHOWTIME® channels, 2 channels of The Movie Channel®, 1 FLIX® channel and 1 Sundance Channel®.

CINEMAX® - 3 Cinemax® channels.

Offered as premium services under DIRECTV’s “Pick One Through Five” pricing scheme:

1st premium	$12/month
2nd premium	$11/month
3rd premium	$10/month
4th premium	$ 8/month
5th premium	$ 7/month

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ATTACHMENT TWO TO SCHEDULE C (PART II)

TIVO SERVICES

PACKAGING AND PRICING

As of January 1, 2004

$4.99 per subscriber per month

No charge to customers subscribing to Total Choice Premier, so long as such subscription continues.

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ATTACHMENT THREE TO SCHEDULE C (PART II)

PARA TODOS

PACKAGING AND PRICING

As of January 1, 2004

OPCION EXTRA ESPECIAL $33.99/month

OPCION ULTRA ESPECIAL $37.99/month

OPCION PREMIER $85.99/month

Also available, but not to be advertised or marketed:

OPCION EN ESPANOL	$14.99/month

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ATTACHMENT FOUR TO SCHEDULE C (PART II)

DIRECTV-THE GUIDE

PRICING

As of January 1, 2004

Monthly price: $ 2.99

Annual price: $29.94

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